                                  EXHIBIT 99.2

[LOGO]


                                         Contact: Investor Relations Department
                                                  Aames Financial Corporation
                                                  (323) 210-5311


FOR IMMEDIATE RELEASE



            Aames Financial Corporation Reports Third Quarter Results

    RECORDS $61.5 MILLION NET LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2000;
                 EQUITY PARTNER AGREES TO INVEST $50.0 MILLION;
       COMPANY IS NEGOTIATING A $75.0 MILLION RESIDUAL PURCHASE FACILITY;
        RIGHTS OFFERING TO HOLDERS OF COMMON AND PREFERRED STOCK PLANNED;
 NEW YORK STOCK EXCHANGE APPROVES REQUEST FOR WAIVER OF STOCKHOLDER APPROVAL POLICY


         LOS ANGELES, CALIFORNIA, MAY 19, 2000 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today reported the results of operations for the three and nine months ended March 31, 2000. The Company announced a net loss of $61.5 million consisting of a valuation adjustment to its residual interests in the amount of $47.3 million and a net operating loss of $14.2 million for the quarter ended March 31, 2000. The Company also announced that it entered into an agreement with its lead stockholder for an additional equity investment of $50.0 million and is negotiating a facility to sell, on an ongoing basis, residual interests created in securitizations with an affiliate of that stockholder which could, if completed, provide the Company an additional $75.0 million of residual proceeds over the next 24 months. In addition, the Company's Board of Directors approved a rights offering of shares of preferred stock to existing stockholders at the same price per share as is being offered to the lead stockholder. The Company also announced that the New York Stock Exchange had approved its application for a waiver of the stockholder approval requirements for the equity transaction.


                              Results of Operations

         Net loss for the three and nine months ended March 31, 2000 was $61.5 million and $108.4 million, respectively, as compared to net loss of $36.0 million and $233.9 million for the same periods a year ago. Excluding the $47.3 million write-down, the Company had a net operating loss for the quarter of $14.2 million. On a basic and diluted per share basis, net loss per share for the three month period was $10.25 compared to $5.91 in the prior year. For the nine month period, on a basic and diluted per share basis, net loss per share was $18.38 compared to $37.84 for the prior year's period.

         Total revenue for the three and nine months ended March 31, 2000 was $(2.0) million and $71.9 million, as compared to $36.8 million and $(59.8) million for the three and nine months ended March 31, 1999, respectively.

         A. Jay Meyerson, the Company's Chief Executive Officer, stated, "As it does periodically, the Company has reviewed the value of its residual assets in light of recent loan losses resulting from its increased focus on early loss mitigation as well as the continuing adverse effects of previous large bulk correspondent purchases and broker programs that have been discontinued. This write-down reflects the Company's commitment to address the issues that affect residual valuation and, in light of the rising interest rate environment, to take appropriate measures to adjust the balance sheet. The quarterly net operating loss reflects the Company's dependence on a weak whole loan sales market for dispositions and the Company's constrained loan production in March resulting from its reliance on working capital to fund its mortgage loan production."

         "While I am disappointed in the Company's recent results, going forward the Company's strategic initiatives which are now underway are designed to reposition the Company's operating environment and origination processes for profitability and growth. The $50.0 million equity infusion should provide the liquidity the Company needs to execute its business plan. Moreover, I believe that the $75.0 million residual facility will position the Company to re-enter the securitization market for a larger portion of its loan dispositions, enabling it to realize higher gains on loan sales and grow its servicing portfolio all of which will begin to rebuild stockholder value," Meyerson said.

         Adam Mizel, a partner of Capital Z, commented, "Our additional investment reflects our belief that the Company, under Jay Meyerson's leadership and with the capital to access multiple outlets for its product, will be well positioned to be the recognized leading independent subprime home equity company."


                                 Loan Production

         The Company reported that total loan production for the quarter ended March 31, 2000 was $446.7 million as compared to $580.9 million for the quarter ended December 31, 1999 and $401.7 for the quarter ended March 31, 1999. For the nine months ending March 31, 2000, the Company reported that total loan production decreased to $1.6 billion from $1.7 billion for the same period in 1999. Retail loan production was $261.6 million and $959.1 million for the three and nine months ended March 31, 2000 as compared to $226.4 million and $866.7 million for the same periods in 1999. Wholesale loan production was $179.8 million and $561.6 million for the three and nine months ended March 31, 2000 as compared to $156.1 and $582.2 for the same periods in 1999. Mr. Meyerson said, "It is encouraging to see that our core retail and broker loan production volume is growing despite the reduction in correspondent production and that the product we are producing is becoming more profitable."

         Mr. Meyerson commented, "Loan production for the March 2000 quarter was constrained by the Company's dependence on working capital to fund mortgage loans, its decision to raise prices and the improvement of credit quality standards. We expect loan production to begin to grow again as the Company completes the $50.0 million sale of preferred stock, which will fulfill our short term liquidity needs. The residual facility, I believe, is a big step forward in addressing the Company's long term liquidity needs."

         Neil Notkin, the Executive Vice President of Sales and Marketing for the Company's broker production unit said, "With these additional financial resources we will not only continue to serve the broker community with traditional and unique subprime products but also continue to improve our delivery process and provide unparalleled service and support."

         The Company reported growth in its retail internet production which began operations in the later part of the quarter ended December 31, 1999. Retail production for the quarter ended March 31, 2000 included $8.3 million of internet production, as compared to $6.1 million for the quarter ended December 31, 1999. Mr. Meyerson said, "Though internet originations are relatively new to the Company, we are excited about the growth potential of this new technology and we are moving forward with internet applications for our broker channel as well."

         Meyerson said that the Company sold $434.9 million and $1.7 billion of loans during the three and nine months ended March 31, 2000, respectively, compared to $393.9 million and $1.6 billion of loans sold during the comparable periods in 1999.

         Mr. Meyerson reported that the Company's loan servicing portfolio at March 31, 2000 decreased to $3.7 billion from $3.9 billion and $4.0 billion, net of run-off, from the prior quarter and from the same period in 1999, respectively. Meyerson said, "After two consecutive quarters of growth in its servicing portfolio, the Company did not add any new loans to its servicing portfolio this quarter because of its reliance on the whole loan market for loan dispositions. Whole loan sale transactions are generally done on a servicing released basis. As a result, the servicing portfolio has decreased in size this quarter after experiencing normal run-off. The equity transaction and residual facility transactions announced today will provide the Company the necessary liquidity and an alternative structure for the disposition of loans through whole loan sales. With these pieces in place, the Company can return to its strategy of selling loans through a combination of securitizations and whole loan sales to maximize profitability and cash flows and increase the servicing portfolio."



   Equity Infusion, Negotiation of Residual Sale Facility and Rights Offering

         On May 19, 2000 the Company entered into an agreement with Specialty Finance Partners, the Company's lead stockholder which is controlled by Capital Z Financial Services Fund II, L.P., for the sale of $50.0 million of the Company's Series C Convertible Preferred Stock for the lesser of $0.90 per share, or the average market trading price for the five days prior to the initial closing, plus the issuance of warrants to purchase an additional 5.0 million shares of Series C Convertible Preferred Stock at the same price. In addition to normal closing conditions, the investment is subject to several other conditions including a fairness opinion to be delivered by a nationally recognized investment banking firm, the receipt by the Company of waivers from certain of the Company's financing providers, and a material adverse change provision in the stock purchase agreement.

         The Company is also in negotiations with an affiliate of Capital Z for a facility which will allow the Company to sell, on an on-going basis, up to $75.0 million of residual assets over the next 24 months.

         "The Company expects to close the first phase of the equity transaction before the end of the month. The remainder of the equity will be closed in June and the residual purchase facility will be entered into as quickly as possible," Meyerson said. "These transactions, taken together, will provide the Company with needed liquidity and a profitable outlet for its loan production. With our management team and business plan, I believe that these new resources will allow management to execute on its business plan and position the Company as a strong competitor in the subprime mortgage loan sector."

         The Company also announced that it will offer to all holders of its Common Stock and Series C Convertible Preferred Stock other than Specialty Finance Partners, and its affiliates, the right to purchase additional shares of Series C Preferred Stock at the same price as Specialty Finance Partners.

         "The Company's stockholders have patiently supported the Company and the Board of Directors determined that all stockholders should have the same opportunity to participate in this round of financing on the same terms as Specialty Finance Partners," Meyerson said.


                    Waiver of NYSE Stockholder Approval Rule

         In a separate press release issued today, the Company announced that the New York Stock Exchange (the "Exchange") has agreed to permit the Company to rely on the "Financial Distress Exception" to the Exchange's "Stockholder Approval Policy" and issue $50.0 million of Series C Convertible Preferred Stock to Specialty Finance Partners, the Company's largest stockholder, without seeking stockholder approval.

         Aames Financial Corporation is a leading home equity lender, and at March 31, 2000 operated 101 retail Aames Home Loan offices and 7 wholesale branches nationwide.

         From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in our securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans we sell; government regulation; changes in federal income tax laws; Year 2000 compliance; our ability to pay dividends and the concentrated ownership of our controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended December 31, 1999, and subsequent Company Filings with the United States Securities and Exchange Commission.

                             Financial Tables Follow

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                            MARCH 31,               JUNE 30,
                                                                                              2000                   1999
                                                                                          --------------         --------------
                                                                                            (Unaudited)             (Audited)

                                     ASSETS

         Cash and cash equivalents                                                           $19,396,000             20,764,000
         Loans held for sale, at lower of cost or market                                     383,282,000            559,869,000
         Accounts receivable                                                                  46,470,000             56,964,000
         Residual interests, at estimated fair market value                                  297,577,000            332,327,000
         Mortgage servicing rights, net                                                       14,325,000             20,928,000
         Equipment and improvements, net                                                      10,235,000             13,495,000
         Prepaid and other                                                                    14,176,000             15,013,000
         Income tax refund receivable                                                                  -              1,737,000
                                                                                          --------------         --------------
                    Total assets                                                             785,461,000          1,021,097,000
                                                                                          --------------         --------------
                                                                                          --------------         --------------

                               LIABILITIES AND STOCKHOLDERS' EQUITY

         Borrowings                                                                         $275,470,000            281,220,000
         Revolving warehouse facilities and repurchase facilities                            386,165,000            535,997,000
         Accounts payable and accrued expenses                                                58,797,000             50,505,000
         Income taxes payable                                                                  8,533,000              7,819,000
                                                                                          --------------         --------------
                    Total liabilities                                                        728,965,000            875,541,000
                                                                                          --------------         --------------
         Commitments and Contingencies:
                                                                                                       -                      -
         Stockholders' equity:
            Series A Preferred Stock, par value $0.001 per share;
               500,000 shares authorized; none outstanding                                             -                      -
            Series B Convertible Preferred Stock, par value $0.001 per share;
               29,704,000 and 100,000,000 shares authorized ; 26,704,000 and
               26,704,000 shares outstanding                                                      27,000                 27,000
            Series C Convertible Preferred Stock, par value $0.001per share;
               107,105,000 and 100,000,000 shares authorized; 20,166,600
               and 15,009,200 shares outstanding                                                  20,000                 15,000
            Common Stock, par value $0.001 per share 400,000,000 and
               50,000,000 shares authorized; 6,213,000 and 6,203,000
               shares outstanding                                                                  6,000                  6,000
         Additional paid-in capital                                                          367,338,000            342,278,000
         Retained deficit                                                                  (310,895,000)          (196,770,000)
                                                                                          --------------         --------------
                    Total stockholders' equity                                                56,496,000            145,556,000
                                                                                          --------------         --------------
                    Total liabilities and stockholders' equity                              $785,461,000          1,021,097,000
                                                                                          --------------         --------------
                                                                                          --------------         --------------

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                       ----------------------------------     -----------------------------------
                                                            MARCH 31,          MARCH 31,          MARCH 31,           MARCH 31,
                                                              2000              1999               2000                 1999
                                                       ---------------     --------------     --------------       --------------

Revenue:
         Gain on sale of loans                          $   9,053,000      $   8,236,000      $  40,403,000        $  36,665,000
         Write-down of residual interests and
            mortgage servicing rights                     (47,300,000)        (8,100,000)       (82,490,000)        (194,551,000)
         Origination fees                                   7,671,000         10,283,000         29,429,000           32,067,000
         Loan servicing                                     3,958,000          7,559,000         12,133,000           20,675,000
         Interest                                          24,627,000         18,836,000         72,387,000           45,296,000
                                                       ---------------     --------------     --------------       --------------
            Total revenue,  including write-down
              of residual interests and mortgage
              servicing rights                             (1,991,000)        36,814,000         71,862,000          (59,848,000)
                                                       ---------------     --------------     --------------       --------------

Expenses:
         Compensation                                      25,922,000         21,759,000         71,404,000           65,460,000
         Production                                         5,805,000          9,390,000         21,420,000           30,879,000
         General and administrative                        14,204,000         11,300,000         45,506,000           38,472,000
         Interest                                          13,010,000          9,474,000         39,444,000           31,759,000
         Nonrecurring charge-off of servicing
            receivable                                              -         37,044,000                  -           37,044,000
                                                       ---------------     --------------     --------------       --------------
            Total expenses                                 58,941,000         88,967,000        177,774,000          203,614,000
                                                       ---------------     --------------     --------------       --------------
Loss before income taxes                                  (60,932,000)       (52,153,000)      (105,912,000)        (263,462,000)
Provision (benefit) for income taxes                          533,000        (16,174,000)         2,458,000          (29,582,000)
                                                       ---------------     --------------     --------------       --------------
Net loss                                                $ (61,465,000)     $ (35,979,000)     $(108,370,000)       $(233,880,000)
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------

Net loss  per share:
                Basic                                   $      (10.25)     $       (5.91)     $      (18.38)       $      (37.84)
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------
                Diluted                                 $      (10.25)     $       (5.91)     $      (18.38)       $      (37.84)
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------
                Dividends per share                     $           -      $           -      $           -        $        0.16
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------

Weighted average number of shares outstanding:
                Basic                                       6,210,000           6,201,000          6,209,000           6,199,000
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------
                Diluted                                     6,210,000           6,201,000          6,209,000           6,199,000
                                                       ---------------     --------------     --------------       --------------
                                                       ---------------     --------------     --------------       --------------

                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                         THREE AND NINE MONTH STATISTICS

                                                  THREE MONTHS ENDED                        NINE MONTHS ENDED
                                          ----------------------------------         ---------------------------------
                                             MARCH 31,            MARCH 31,            MARCH 31,           MARCH 31,
                                               2000                 1999                 2000                1999
                                          ------------          ------------         ------------         ------------
                                                                          (In thousands)
       ORIGINATION VOLUME:

   Broker network                          $  261,573            $  226,420           $  959,111           $  866,713
   Retail                                     179,792               156,059              561,582              582,173
   Correspondent                                5,355                19,270               30,403              228,138
                                          ------------          ------------         ------------         ------------
   Total                                   $  446,720            $  401,749           $1,551,096           $1,677,024
                                          ------------          ------------         ------------         ------------
                                          ------------          ------------         ------------         ------------

SERVICING PORTFOLIO                                                                   $3,684,000           $4,045,000

SERVICED IN HOUSE                                                                     $3,386,000           $4,045,000

LOAN SALES:
   Loans pooled and sold
      in securitizations                   $        -            $        -           $  803,557           $  650,000
   Whole loan sales                           434,854               393,914              912,072              940,138
                                          ------------          ------------         ------------         ------------
                                           $  434,854            $  393,914           $1,715,629           $1,590,138
                                          ------------          ------------         ------------         ------------
                                          ------------          ------------         ------------         ------------